Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2023
    The pathway to possible.
    CrownCastle.com

Crown Castle Inc.
Fourth Quarter 2023

Crown Castle Inc.
Fourth Quarter 2023

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, (2) cash flow growth and its driving factors, (3) our Outlook for full year 2024, (4) the value of our business model, strategy and product offerings, (5) strategic position of our assets, (6) revenues from tenant contracts, (7) expenses from existing ground leases and fiber access agreements, (8) the growth of the U.S. market for communications infrastructure ownership, (9) levels of commitments under our debt instruments and (10) the impact of Sprint Cancellations to our operating and financial results.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of forward looking financial information presented herein may not sum due to rounding. In addition, the sum of quarterly historical information presented herein may not agree to year to date historical information provided herein due to rounding. Throughout this document, percentage calculations, which are based on non-rounded dollar values, may not be able to be recalculated using the dollar values included in this document due to the rounding of those dollar values.
Definitions and reconciliations of non-GAAP financial measures, information regarding segment measures and other information are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

COMPANY PROFILE
Crown Castle Inc. (to which the terms "Crown Castle," "CCI," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), (2) approximately 115,000 small cells on air or under contract and (3) approximately 90,000 route miles of fiber primarily supporting small cells and fiber solutions. We refer to our towers, small cells and fiber assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber assets are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid and continuing growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development services within our Towers segment.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long-term Issuer Default Rating	BBB+
Moody’s - Long-term Corporate Family Rating	Baa3
Standard & Poor’s - Long-term Local Issuer Credit Rating	BBB
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

ASSET PORTFOLIO FOOTPRINT

>40K Towers

~115K Small Cells[(a)]

~90K Route Miles of Fiber

HI
PR

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	12/31/22	3/31/23	6/30/23	9/30/23	12/31/23
High price(b)	$143.06	$145.76	$130.62	$114.90	$117.92
Low price(b)	$113.86	$117.26	$104.41	$87.57	$83.56
Period end closing price(c)	$128.33	$128.17	$110.61	$90.80	$115.19
Dividends paid per common share	$1.57	$1.57	$1.57	$1.57	$1.57
Volume weighted average price for the period(b)	$126.01	$130.90	$112.72	$100.32	$101.96
Common shares outstanding, at period end	433	434	434	434	434
Market value of outstanding common shares, at period end(d)	$55,576	$55,582	$47,968	$39,377	$49,959
(a)On air or under contract.
(b)Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(c)Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(d)Calculated as the product of (1) common shares outstanding, at period end and (2) period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

ANNUALIZED FOURTH QUARTER DIVIDENDS PER SHARE(a)

EXECUTIVE MANAGEMENT TEAM
	Age	Years with Company	Position
Anthony J. Melone	63	<1(b)	Interim President and Chief Executive Officer
Daniel K. Schlanger	50	7	Executive Vice President and Chief Financial Officer
Michael J. Kavanagh	55	13	Executive Vice President and Chief Operating Officer - Towers
Christopher D. Levendos	56	5	Executive Vice President and Chief Operating Officer - Fiber
Philip M. Kelley	51	26	Executive Vice President - Corporate Development and Strategy
Edward B. Adams, Jr.	55	7	Executive Vice President and General Counsel
Edmond Chan	53	<1	Executive Vice President and Chief Information Officer

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
P. Robert Bartolo	Chair	Audit, Compensation, Strategy, Fiber Review, CEO Search	52	9
Cindy Christy	Director	Compensation, NESG(c), Strategy	57	16
Ari Q. Fitzgerald	Director	Compensation, NESG(c), Strategy	61	21
Jason Genrich	Director	Fiber Review, CEO Search	36	<1
Andrea J. Goldsmith	Director	NESG(c), Strategy	59	5
Tammy K. Jones	Director	Audit, NESG(c), Strategy, CEO Search	58	3
Kevin T. Kabat	Director	Compensation, NESG(c), CEO Search	66	<1
Anthony J. Melone	Director	Strategy, Fiber Review	63	8
Sunit S. Patel	Director	Audit, Fiber Review	62	<1
Bradley E. Singer	Director	Audit	57	<1
Kevin A. Stephens	Director	Audit, Compensation, Strategy, Fiber Review	62	3
Matthew Thornton III	Director	Compensation, Strategy	65	3
(a)Based on the dividends declared during the fourth quarter of each of the respective years presented, annualized. All future dividends are subject to declaration by our board of directors.
(b)Anthony J. Melone has served on the Board of Directors since 2015.
(c)Nominating, Environmental, Social and Governance Committee.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Brendan Lynch (212) 526-9428	BMO Capital Markets Ari Klein (212) 885-4103
Citigroup Michael Rollins (212) 816-1116	Credit Suisse Douglas Mitchelson (212) 325-7542	Deutsche Bank Matthew Niknam (212) 250-4711
Green Street David Guarino (949) 640-8780	HSBC Luigi Minerva (207) 991-6928	Jefferies Jonathan Petersen (212) 284-1705
JPMorgan Philip Cusick (212) 622-1444	KeyBanc Brandon Nispel (503) 821-3871	LightShed Partners Walter Piecyk (646) 450-9258
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	Scotiabank Maher Yaghi (437) 995-5548
TD Cowen Michael Elias (646) 562-1358	UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Eric Luebchow (312) 630-2386
Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch Salonie Sehgal (312) 368-3137	Moody’s Lori Marks (212) 553-1098	Standard & Poor’s Ryan Gilmore (212) 438-0602

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK
(in millions, except per share amounts)	Full Year 2024 Outlook(a)
Site rental billings(b)	$5,740	to	$5,780
Amortization of prepaid rent	$410	to	$435
Straight-lined revenues	$175	to	$200
Site rental revenues	$6,347	to	$6,392
Site rental costs of operations(c)	$1,686	to	$1,731
Services and other gross margin	$65	to	$95
Net income (loss)	$1,213	to	$1,293
Net income (loss) per share—diluted	$2.79	to	$2.97
Adjusted EBITDA(d)	$4,138	to	$4,188
Depreciation, amortization and accretion	$1,680	to	$1,775
Interest expense and amortization of deferred financing costs, net(e)	$933	to	$978
FFO(d)	$2,951	to	$2,996
AFFO(d)	$2,980	to	$3,030
AFFO per share(d)	$6.85	to	$6.97

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions; totals may not sum due to rounding)	Full Year 2024 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental billings excluding payments for Sprint Cancellations(b)	$5,505
Prior year payments for Sprint Cancellations(b)	$170
Prior year site rental billings(b)	$5,675

Core leasing activity(b)	$305	to	$335
Escalators	$95	to	$105
Non-renewals(b)	$(165)	to	$(145)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(b)	$245	to	$285
Payments for Sprint Cancellations(b)(f)	$(170)	to	$(160)
Non-renewals associated with Sprint Cancellations(b)(f)	$(10)	to	$(10)
Organic Contribution to Site Rental Billings(b)	$70	to	$110
Straight-lined revenues	$175	to	$200
Amortization of prepaid rent	$410	to	$435
Acquisitions(g)	—
Other	—
Total site rental revenues	$6,347	to	$6,392

Year-over-year changes in revenues:(h)
Site rental revenues as a percentage of prior year site rental revenues	(2.5)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(b)	4.8%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	1.6%
(a)As issued on January 24, 2024 and unchanged from the previous full year 2024 Outlook issued on October 18, 2023.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Exclusive of depreciation, amortization and accretion.
(d)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.
(e)See our reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(f)In 2023, we received $104 million and $66 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, and there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively. These payments are non-recurring and therefore reduce full year 2024 Organic Contribution to Site Rental Billings by the same amount.
(g)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(h)Calculated based on midpoint of full year 2024 Outlook where applicable.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES BY LINE OF BUSINESS
	Full Year 2024 Outlook(a)
	Towers Segment			Fiber Segment
(dollars in millions)				Small Cells			Fiber Solutions
Core leasing activity(b)	$105	to	$115	$55	to	$65	$145	to	$155
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations as a percentage of prior year site rental billings excluding payments for Sprint Cancellations(b)(c)	4.5%			13%			3%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)(c)	4.5%			(9)			(3)

OUTLOOK FOR CAPITAL EXPENDITURES
	Full Year 2024 Outlook(a)(d)
(in millions)	Towers Segment	Fiber Segment			Total
Capital expenditures	~$180	$1,350	to	$1,450	$1,530	to	$1,630
Less: Prepaid rent additions(e)	~$80	~$350			~$430
Capital expenditures less prepaid rent additions	~$100	$1,000	to	$1,100	$1,100	to	$1,200

OUTLOOK FOR COMPONENTS OF INTEREST EXPENSE
(in millions)	Full Year 2024 Outlook(a)
Interest expense on debt obligations	$922	to	$962
Amortization of deferred financing costs and adjustments on long-term debt	$20	to	$30
Capitalized interest	$(17)	to	$(7)
Interest expense and amortization of deferred financing costs, net	$933	to	$978
(a)As issued on January 24, 2024 and unchanged from the previous full year 2024 Outlook issued on October 18, 2023.
(b)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(c)Calculated based on midpoint of full year 2024 Outlook.
(d)Full Year 2024 Outlook reflects discretionary capital expenditures, exclusive of sustaining capital expenditures. See "Non-GAAP Measures and Other Information" for our definitions of discretionary capital expenditures and sustaining capital expenditures.
(e)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED SUMMARY FINANCIAL HIGHLIGHTS
	2022				2023				Twelve Months Ended December 31,
(in millions, except per share amounts; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Net revenues:
Site rental
Site rental billings(a)	$1,319	$1,304	$1,338	$1,348	$1,404	$1,460	$1,393	$1,418	$5,310	$5,675
Amortization of prepaid rent	141	143	140	145	137	188	126	134	569	584
Straight-lined revenues	116	120	90	85	83	80	58	51	410	274
Total site rental	1,576	1,567	1,568	1,578	1,624	1,728	1,577	1,603	6,289	6,532
Services and other	166	167	178	186	149	139	90	71	697	449
Net revenues	$1,742	$1,734	$1,746	$1,764	$1,773	$1,867	$1,667	$1,674	$6,986	$6,981

Select operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$377	$383	$387	$382	$398	$406	$403	$390	$1,529	$1,597
Straight-lined expenses	19	19	18	18	17	18	17	17	73	67
Total site rental	396	402	405	400	415	424	420	407	1,602	1,664
Services and other	113	112	119	122	104	98	66	48	466	316
Total costs of operations	509	514	524	522	519	522	486	455	2,068	1,980
Selling, general and administrative	$181	$190	$187	$192	$195	$210	$176	$178	$750	$759

Net income (loss)	$421	$421	$419	$413	$418	$455	$265	$361	$1,675	$1,502
Adjusted EBITDA(c)	1,095	1,078	1,077	1,090	1,104	1,188	1,047	1,076	4,340	4,415
Depreciation, amortization and accretion	420	427	430	431	431	445	439	439	1,707	1,754
Interest expense and amortization of deferred financing costs, net	164	165	177	192	202	208	217	223	699	850
FFO(c)	843	842	838	838	835	901	698	790	3,362	3,227
AFFO(c)	$812	$783	$804	$802	$828	$891	$767	$790	$3,200	$3,277

Weighted-average common shares outstanding— diluted	434	434	434	434	434	434	434	434	434	434

Net income (loss) per share—diluted	$0.97	$0.97	$0.97	$0.95	$0.97	$1.05	$0.61	$0.83	$3.86	$3.46
AFFO per share(c)	$1.87	$1.80	$1.85	$1.85	$1.91	$2.05	$1.77	$1.82	$7.38	$7.55
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of depreciation, amortization and accretion.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				2023				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Components of changes in site rental revenues:
Prior year site rental billings(a)	$1,243	$1,245	$1,270	$1,290	$1,318	$1,304	$1,339	$1,348	$5,048	$5,310

Core leasing activity(a)	92	75	79	73	57	73	66	79	321	275
Escalators	25	22	30	27	24	24	24	24	103	96
Non-renewals(a)	(42)	(39)	(42)	(43)	(42)	(42)	(37)	(36)	(166)	(158)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	75	58	67	57	39	54	53	67	258	212
Payments for Sprint Cancellations(a)(b)	—	—	—	—	48	106	6	10	—	170
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	(2)	(6)	(6)	(7)	—	(21)
Organic Contribution to Site Rental Billings(a)	75	58	67	57	85	155	53	70	258	361
Straight-lined revenues	116	120	90	85	83	80	58	51	410	274
Amortization of prepaid rent	141	143	140	145	137	188	126	134	569	584
Acquisitions(c)	1	1	1	1	1	1	1	1	4	4
Other	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$1,576	$1,567	$1,568	$1,578	$1,624	$1,728	$1,577	$1,603	$6,289	$6,532

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	15.1%	10.0%	8.1%	7.1%	3.0%	10.3%	0.6%	1.6%	10.0%	3.9%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	6.1%	4.7%	5.3%	4.3%	2.9%	4.2%	4.0%	4.9%	5.1%	4.0%
Organic Contribution to Site Rental Billings(a)	6.1%	4.7%	5.3%	4.3%	6.4%	11.9%	3.9%	5.2%	5.1%	6.8%

CONSOLIDATED SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				2023				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$250	$267	$302	$343	$311	$338	$312	$316	$1,162	$1,277
Purchases of land interests	10	15	12	16	15	23	13	13	53	64
Total discretionary capital expenditures	260	282	314	359	326	361	325	329	1,215	1,341
Sustaining capital expenditures	21	21	23	30	15	18	22	28	95	83
Total capital expenditures	281	303	337	389	341	379	347	357	1,310	1,424
Less: Prepaid rent additions(d)	72	62	63	99	81	84	80	103	296	348
Capital expenditures less prepaid rent additions	$209	$241	$274	$290	$260	$295	$267	$254	$1,014	$1,076
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, discretionary capital expenditures and sustaining capital expenditures.
(b)In the fourth quarter 2023, we received $2 million and $8 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, and there were $5 million and $2 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively. In full year 2023, we received $104 million and $66 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, and there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(d)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)
(as of December 31, 2023; dollars in millions)	Q4 2023 LQA	Q4 2022 LQA
Adjusted EBITDA(b)	$4,304	$4,360
Cash taxes (paid) refunded	(23)	(1)
Adjusted EBITDA less cash taxes paid	$4,281	$4,359

Historical gross investment in property and equipment(c)	$28,811	$27,566
Historical gross investment in site rental contracts and tenant relationships	7,880	7,850
Historical gross investment in goodwill	10,085	10,085
Consolidated Invested Capital(a)	$46,776	$45,501

Consolidated Return on Invested Capital(a)	9.2%	9.6%

CONSOLIDATED TENANT OVERVIEW
(as of December 31, 2023)	Percentage of Q4 2023 LQA Site Rental Revenues	Weighted Average Current Term Remaining(d)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile	36%	8	BBB / Baa2
AT&T	19%	5	BBB / Baa2
Verizon	19%	7	BBB+ / Baa1
All Others Combined	26%	4	N/A
Total / Weighted Average	100%	6

CONSOLIDATED ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(e)
	Years Ending December 31,
(as of December 31, 2023; in millions)	2024	2025	2026	2027	2028
T-Mobile	$29	$239	$51	$58	$42
AT&T	18	19	29	30	759
Verizon	22	32	36	30	44
All Others Combined	234	197	202	89	78
Total	$303	$487	$318	$207	$923
(a)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Consolidated Return on Invested Capital and Consolidated Invested Capital.
(b)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss).
(c)Historical gross investment in property and equipment excludes the impact of construction in process.
(d)Weighted by site rental revenues and excludes renewals at the tenants' option.
(e)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in "Projected Revenues from Tenant Contracts" below.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONSOLIDATED PROJECTED REVENUES FROM TENANT CONTRACTS(a)
	Years Ending December 31,
(as of December 31, 2023; in millions)	2024	2025	2026	2027	2028
Components of site rental revenues:
Site rental billings(b)	$5,676	$5,631	$5,745	$5,863	$5,989
Amortization of prepaid rent	381	296	253	213	172
Straight-lined revenues	177	48	(59)	(176)	(238)
Site rental revenues	$6,234	$5,975	$5,939	$5,900	$5,923

CONSOLIDATED PROJECTED EXPENSES FROM EXISTING GROUND LEASES AND FIBER ACCESS AGREEMENTS(c)
	Years Ending December 31,
(as of December 31, 2023; in millions)	2024	2025	2026	2027	2028
Components of ground lease and fiber access agreement expenses:
Ground lease and fiber access agreement expenses exclusive of straight-lined expenses	$1,037	$1,057	$1,079	$1,101	$1,122
Straight-lined expenses	55	43	31	20	10
Ground lease and fiber access agreement expenses	$1,092	$1,100	$1,110	$1,121	$1,132
(a)Based on tenant licenses in place as of December 31, 2023. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(b)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(c)Based on existing ground leases and fiber access agreements as of December 31, 2023. CPI-linked contracts are assumed to escalate at 3% per annum.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CAPITALIZATION OVERVIEW
(as of December 31, 2023; dollars in millions)	Face Value(a)	Fixed vs. Variable	Interest Rate(b)	Debt to LQA Adjusted EBITDA(c)	Maturity
Cash, cash equivalents and restricted cash	$281

Senior Secured Notes, Series 2009-1, Class A-2(d)	40	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-2(e)	700	Fixed	3.7%		2045
Senior Secured Tower Revenue Notes, Series 2018-2(e)	750	Fixed	4.2%		2048
Finance leases and other obligations	271	Fixed	Various		Various
Total secured debt	$1,761		4.1%	0.4x
2016 Revolver(f)	670	Variable	6.5%		2027
2016 Term Loan A(g)	1,162	Variable	6.5%		2027
Commercial Paper Notes(h)	—	Variable	—%		Various
3.200% Senior Notes	750	Fixed	3.2%		2024
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
1.050% Senior Notes	1,000	Fixed	1.1%		2026
2.900% Senior Notes	750	Fixed	2.9%		2027
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
5.000% Senior Notes	1,000	Fixed	5.0%		2028
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.800% Senior Notes	600	Fixed	4.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
5.600% Senior Notes	750	Fixed	5.6%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
2.100% Senior Notes	1,000	Fixed	2.1%		2031
2.500% Senior Notes	750	Fixed	2.5%		2031
5.100% Senior Notes	750	Fixed	5.1%		2033
5.800% Senior Notes	750	Fixed	5.8%		2034
2.900% Senior Notes	1,250	Fixed	2.9%		2041
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$21,332		3.8%	5.0x
Net Debt(i)	$22,812		3.8%	5.3x
Market Capitalization(j)	49,959
Firm Value(k)	$72,771
(a)Net of required principal amortizations.
(b)Represents the weighted-average stated interest rate, as applicable, exclusive of finance leases and other obligations.
(c)Represents the applicable amount of debt divided by Last Quarter Annualized Adjusted EBITDA. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt to Last Quarter Annualized Adjusted EBITDA.
(d)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(e)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(f)As of December 31, 2023, the undrawn availability under the $7.0 billion 2016 Revolver was $6.3 billion. The Company pays a commitment fee on the undrawn available amount, which as of December 31, 2023 ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(g)The 2016 Term Loan A principal amortizes over a period ending in July 2027.
(h)As of December 31, 2023, the Company had $2.0 billion available for issuance under the $2.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes ("CP Notes"), when outstanding, may vary but may not exceed 397 days from the date of issue.
(i)See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.
(j)Market capitalization calculated based on $115.19 closing price and 434 million shares outstanding as of December 31, 2023.
(k)Represents the sum of Net Debt and market capitalization. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

DEBT MATURITY OVERVIEW(a)
(as of December 31, 2023; in millions)
(a)Where applicable, maturities reflect the respective anticipated repayment dates of the Tower Revenue Notes; excludes finance leases and other obligations; amounts presented at face value, net of required principal amortizations and repurchases held at the Company.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

LIQUIDITY OVERVIEW(a)
(in millions)	December 31, 2023
Cash, cash equivalents, and restricted cash(b)	$281
Undrawn 2016 Revolver availability(c)	6,291
Total debt and other obligations (current and non-current)(d)	22,921
Total equity	6,381

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(e)	Covenant Level Requirement		As of December 31, 2023
Maintenance Financial Covenants(f)
2016 Credit Facility	CCI	Total Net Leverage Ratio	≤ 6.50x		5.2x
2016 Credit Facility	CCI	Total Senior Secured Leverage Ratio	≤ 3.50x		0.3x
2016 Credit Facility	CCI	Consolidated Interest Coverage Ratio(g)	N/A		N/A

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.6x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(h)	17.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(h)	26.0x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.6x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(i)	17.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(i)	26.0x
(a)In addition, we have the following sources of liquidity:
i.In March 2021, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $2.0 billion. As of December 31, 2023, there were no CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.
(d)See "Non-GAAP Measures and Other Information" for further information on, and reconciliation to, Net Debt.
(e)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(f)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(g)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(h)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(i)Rating Agency Confirmation (as defined in the respective debt agreement) is required.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

(as of December 31, 2023; dollars in millions) INTEREST RATE EXPOSURE(a)
Fixed Rate Debt			Floating Rate Debt
Face value of principal outstanding(b)	$20,990		Face value of principal outstanding(b)	$1,832
% of total debt	92%		% of total debt	8%
Weighted average interest rate	3.6%		Weighted average interest rate(c)	6.5%

Upcoming maturities:	2024	2025	Interest rate sensitivity of 25 bps increase in interest rates:
Face value of principal outstanding(b)	$750	$1,200	Full year effect(d)	$4.6
Weighted average interest rate	3.2%	2.7%

COMPONENTS OF INTEREST EXPENSE
	2022				2023				Twelve Months Ended December 31,
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Interest expense on debt obligations	$160	$161	$174	$189	$198	$205	$213	$220	$685	$836
Amortization of deferred financing costs and adjustments on long-term debt	7	7	6	6	7	7	8	7	26	29
Capitalized interest	(3)	(3)	(3)	(3)	(3)	(4)	(4)	(4)	(12)	(15)
Interest expense and amortization of deferred financing costs, net	$164	$165	$177	$192	$202	$208	$217	$223	$699	$850
(a)Excludes finance leases and other obligations; assumes no default.
(b)Net of required principal amortizations.
(c)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, a reduction to the interest rate spread ("Spread") of up to 0.05% if the Company meets specified annual sustainability targets ("Targets") and an increase to the Spread of up to 0.05% if the Company fails to meet specified annual sustainability thresholds ("Thresholds"). In January 2024, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2023, and, as such, the Spread reduction is maintained for 2024. The weighted average interest rate reflects the reduced Spread.
(d)Represents incremental interest expense over a 12-month period based on a hypothetical interest rate increase of 25 bps on face value of variable indebtedness outstanding as of December 31, 2023; assumes no debt maturities.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2022				2023					Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4		2022	2023
Segment net revenues:
Site rental
Site rental billings(a)	$880	$878	$915	$922	$926	$929	$956	$970		$3,594	$3,781
Amortization of prepaid rent	79	80	80	80	72	67	61	59		319	257
Straight-lined revenues	116	120	89	84	83	84	57	50		409	275
Total site rental	1,075	1,078	1,084	1,086	1,081	1,080	1,074	1,079	1,079	4,322	4,313
Services and other	163	164	175	183	146	124	86	65		685	421
Net revenues	$1,238	$1,242	$1,259	$1,269	$1,227	$1,204	$1,160	$1,144		$5,007	$4,734

Segment operating expenses:
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$206	$213	$212	$213	$217	$226	$219	$214		$846	$876
Straight-lined expenses	19	19	18	17	17	17	17	17		72	67
Total site rental	225	232	230	230	234	243	236	231		918	943
Services and other	109	107	114	117	99	92	61	42		447	294
Total costs of operations	334	339	344	347	333	335	297	273		1,365	1,237
Selling, general and administrative(c)	28	28	28	30	31	30	24	19		115	104

Segment operating profit(d)	$876	$875	$887	$892	$863	$839	$839	$852		$3,527	$3,393
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				2023				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Components of changes in site rental revenues:
Prior year site rental billings(a)	$827	$830	$853	$866	$879	$877	$915	$921	$3,376	$3,593

Core leasing activity(a)	41	37	42	40	32	38	25	32	158	126
Escalators	23	20	28	25	22	22	22	23	96	88
Non-renewals(a)	(12)	(10)	(9)	(10)	(8)	(8)	(7)	(7)	(40)	(30)
Organic Contribution to Site Rental Billings(a)	52	47	61	55	46	51	40	48	214	184
Straight-lined revenues	116	120	89	84	83	84	57	50	409	275
Amortization of prepaid rent	79	80	80	80	72	67	61	59	319	257
Acquisitions(b)	1	1	1	1	1	1	1	1	4	4
Other	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$1,075	$1,078	$1,084	$1,086	$1,081	$1,080	$1,074	$1,079	$4,322	$4,313

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	20.0%	13.2%	11.5%	10.3%	0.6%	0.2%	(0.9)%	(0.6)%	13.6%	(0.2)%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	6.4%	5.7%	7.2%	6.2%	5.2%	5.8%	4.4%	5.2%	6.4%	5.1%

TOWERS SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				2023				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$35	$27	$30	$29	$33	$34	$34	$21	$121	$122
Purchases of land interests	10	15	12	16	15	23	13	13	53	64
Total discretionary capital expenditures	45	42	42	45	48	57	47	34	174	186
Sustaining capital expenditures	2	3	3	3	2	4	2	—	11	8
Total capital expenditures	47	45	45	48	50	61	49	34	185	194
Less: Prepaid rent additions(c)	22	23	20	23	22	25	25	20	88	92
Capital expenditures less prepaid rent additions	$25	$22	$25	$25	$28	$36	$24	$14	$97	$102

(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings, discretionary capital expenditures and sustaining capital expenditures.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.
(c)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

TOWERS SEGMENT PORTFOLIO HIGHLIGHTS
(as of December 31, 2023)
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.5
Remaining contracted tenant receivables (in billions)(b)	$34
Weighted average remaining tenant contract term (years)(b)(c)	7
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(d)	59% / 41%
Weighted average maturity of ground leases (years)(d)(e)	35

TOWERS SEGMENT CASH YIELD ON INVESTED CAPITAL(f)
(as of December 31, 2023; dollars in millions)	Q4 2023 LQA	Q4 2022 LQA
Segment site rental gross margin(g)	$3,392	$3,424
Less: Amortization of prepaid rent	(236)	(320)
Less: Straight-lined revenues	(200)	(336)
Add: Straight-lined expenses	68	68
Numerator	$3,024	$2,836

Segment net investment in property and equipment(h)	$13,407	$13,281
Segment investment in site rental contracts and tenant relationships	4,590	4,560
Segment investment in goodwill(i)	5,351	5,351
Segment Net Invested Capital(f)	$23,348	$23,192

Segment Cash Yield on Invested Capital(f)	13.0%	12.2%

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(j)
(as of December 31, 2023; dollars in thousands)	Acquired and Built 2006 and Prior	Acquired and Built 2007 to Present
Cash yield(k)	21%	10%
Number of tenants per tower	3.0	2.3
Last quarter annualized average cash site rental revenue per tower(l)	$135	$81
Last quarter annualized average site rental gross cash margin per tower(m)	$117	$58
Net invested capital per tower(n)	$558	$584
Number of towers	11,199	28,835
(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Weighted by site rental revenues.
(d)Weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Includes all renewal terms at the Company's option.
(f)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(g)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, segment site rental gross margin.
(h)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(i)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(j)All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(k)Cash yield is calculated as last quarter annualized site rental gross margin, exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses, divided by invested capital net of the amount of prepaid rent received from tenants.
(l)Exclusive of straight-lined revenues and amortization of prepaid rent.
(m)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(n)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2023; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$435	11%	$239	8%	5,535	14%
10 to 20 years	559	14%	355	12%	6,073	15%
Greater than 20 years	1,569	41%	1,147	39%	16,812	42%
Total leased	$2,563	66%	$1,740	59%	28,420	71%	35

Owned	$1,300	34%	$1,228	41%	11,614	29%
Total / Average	$3,863	100%	$2,968	100%	40,034	100%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(c)Excludes third-party land interests.
(d)Includes all renewal terms at the Company's option and weighted by towers site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT SUMMARY FINANCIAL HIGHLIGHTS
	2022				2023				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Segment net revenues:
Site rental
Site rental billings(a)	$439	$426	$423	$426	$478	$531	$436	$447	$1,716	$1,894
Amortization of prepaid rent	62	63	60	65	65	121	66	75	250	326
Straight-lined revenues	—	—	1	1	—	(4)	1	2	1	(1)
Total site rental	501	489	484	492	543	648	503	524	1,967	2,219
Services and other	3	3	3	3	3	15	4	6	12	28
Net revenues	$504	$492	$487	$495	$546	$663	$507	$530	$1,979	$2,247

Segment operating expenses
Costs of operations(b)
Site rental exclusive of straight-lined expenses	$162	$162	$166	$161	$172	$170	$175	$168	$649	$685
Straight-lined expenses	—	—	—	—	—	1	—	—	1	1
Total site rental	162	162	166	161	172	171	175	168	650	686
Services and other	2	2	3	2	2	3	3	4	9	12
Total costs of operations	164	164	169	163	174	174	178	172	659	698
Selling, general and administrative(c)	47	46	47	50	49	51	48	47	190	194

Segment operating profit(d)	$293	$282	$271	$282	$323	$438	$281	$311	$1,130	$1,355
(a)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.
(b)Exclusive of (1) depreciation, amortization and accretion, (2) stock-based compensation expense, net and (3) prepaid lease purchase price adjustments. See "Segment Operating Results" for further information.
(c)Exclusive of stock-based compensation expense, net. See "Segment Operating Results" for further information.
(d)See "Non-GAAP Measures and Other Information" and "Segment Operating Results" for further information on, and our definition and calculation of, segment operating profit.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	2022				2023				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Components of changes in site rental revenues:
Prior year site rental billings(a)	$416	$415	$417	$424	$439	$427	$424	$426	$1,672	$1,717

Core leasing activity(a)	51	38	37	33	25	36	41	47	163	148
Escalators	2	2	2	2	2	2	2	2	7	7
Non-renewals(a)	(30)	(29)	(33)	(33)	(34)	(34)	(30)	(30)	(126)	(128)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	23	11	6	2	(7)	3	13	19	44	27
Payments for Sprint Cancellations(a)(b)	—	—	—	—	48	106	6	10	—	170
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	(2)	(6)	(6)	(7)	—	(21)
Organic Contribution to Site Rental Billings(a)	23	11	6	2	39	104	12	22	44	176
Straight-lined revenues	—	—	1	1	—	(4)	1	2	1	(1)
Amortization of prepaid rent	62	63	60	65	65	121	66	75	250	326
Acquisitions(c)	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$501	$489	$484	$492	$543	$648	$503	$524	$1,967	$2,219

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	5.7%	3.4%	1.0%	0.6%	8.4%	32.5%	3.9%	6.5%	2.7%	12.8%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	5.5%	2.9%	1.5%	0.5%	(1.6)%	0.8%	3.0%	4.4%	2.6%	1.6%
Organic Contribution to Site Rental Billings(a)	5.5%	2.9%	1.5%	0.5%	8.8%	24.3%	2.9%	5.1%	2.6%	10.3%

FIBER SEGMENT SUMMARY OF CAPITAL EXPENDITURES(a)
	2022				2023				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Discretionary capital expenditures	209	235	267	307	272	298	273	288	1,017	1,131
Sustaining capital expenditures	13	12	10	6	7	8	14	15	41	44
Total capital expenditures	222	247	277	313	279	306	287	303	1,058	1,175
Less: Prepaid rent additions(d)	50	39	43	76	59	59	55	83	208	256
Capital expenditures less prepaid rent additions	$172	$208	$234	$237	$220	$247	$232	$220	$850	$919
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, discretionary capital expenditures and sustaining capital expenditures.
(b)In the fourth quarter 2023, we received $2 million and $8 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, and there were $5 million and $2 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively. In full year 2023, we received $104 million and $66 million of payments for Sprint Cancellations that related to small cells and fiber solutions, respectively, and there were $14 million and $7 million of non-renewals associated with Sprint Cancellations that related to small cells and fiber solutions, respectively.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.
(d)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS
	2022				2023				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Small Cells
Site rental revenues:
Site rental billings(a)	$108	$108	$109	$111	$113	$211	$113	$118	$438	$556
Amortization of prepaid rent	47	48	45	50	48	102	45	53	189	248
Straight-lined revenues	—	—	—	—	(1)	(6)	(1)	(1)	(1)	(9)
Total site rental revenues	155	156	154	161	160	308	157	170	626	795
Services and other revenues	3	2	2	3	3	15	3	6	10	27
Net revenues	$158	$158	$156	$164	$163	$323	$160	$176	$636	$822

Components of changes in site rental revenues:
Prior year site rental billings(a)	$100	$100	$104	$109	$108	$109	$109	$111	$415	$438

Core leasing activity(a)	7	8	5	3	6	6	8	9	24	28
Escalators	2	2	2	2	2	2	2	2	7	7
Non-renewals(a)	(1)	(2)	(2)	(3)	(3)	(2)	(1)	(1)	(8)	(7)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	8	8	5	2	5	5	8	10	23	28
Payments for Sprint Cancellations(a)(b)	—	—	—	—	—	101	—	2	—	104
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	—	(4)	(5)	(5)	—	(14)
Organic Contribution to Site Rental Billings(a)	8	8	5	2	5	102	3	7	23	118
Straight-lined revenues	—	—	—	—	(1)	(6)	(1)	(1)	(1)	(9)
Amortization of prepaid rent	47	48	45	50	48	102	45	53	189	248
Acquisitions(c)	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$155	$156	$154	$161	$160	$308	$157	$170	$626	$795

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	8.4%	8.3%	1.3%	1.9%	3.2%	97.4%	1.9%	5.6%	4.9%	27.0%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	7.3%	8.2%	4.1%	2.2%	4.5%	5.0%	7.3%	9.1%	5.4%	6.5%
Organic Contribution to Site Rental Billings(a)	7.3%	8.2%	4.1%	2.2%	4.5%	93.6%	3.1%	6.7%	5.4%	27.0%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)Reflects payments received and non-renewals associated with Sprint Cancellations of $2 million and $5 million, respectively, in the fourth quarter 2023 and payments received and non-renewals associated with Sprint Cancellations of $104 million and $14 million, respectively, in full year 2023.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT REVENUE DETAIL BY LINE OF BUSINESS CONTINUED
	2022				2023				Twelve Months Ended December 31,
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023
Fiber Solutions
Site rental revenues:
Site rental billings(a)	$331	$318	$314	$315	$365	$320	$323	$330	$1,279	$1,338
Amortization of prepaid rent	15	15	15	15	17	19	20	22	60	78
Straight-lined revenues	—	—	1	1	1	2	2	3	2	8
Total site rental revenues	346	333	330	331	383	340	346	354	1,341	1,424
Services and other revenues	—	1	1	—	—	—	1	—	2	1
Net revenues	$346	$334	$331	$331	$383	$340	$347	$354	$1,343	$1,425

Components of changes in site rental revenues:
Prior year site rental billings(a)	$315	$314	$312	$315	$331	$318	$315	$316	$1,257	$1,279

Core leasing activity(a)	45	31	33	30	19	30	34	37	140	120
Escalators	—	—	—	—	—	—	—	—	—	—
Non-renewals(a)	(29)	(27)	(31)	(30)	(31)	(32)	(29)	(29)	(118)	(121)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	16	4	2	—	(12)	(2)	5	8	22	(1)
Payments for Sprint Cancellations(a)(b)	—	—	—	—	48	5	6	8	—	66
Non-renewals associated with Sprint Cancellations(a)(b)	—	—	—	—	(2)	(2)	(2)	(2)	—	(7)
Organic Contribution to Site Rental Billings(a)	16	4	2	—	34	1	9	14	22	58
Straight-lined revenues	—	—	1	1	1	2	2	3	2	8
Amortization of prepaid rent	15	15	15	15	17	19	20	22	60	78
Acquisitions(c)	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Total site rental revenues	$346	$333	$330	$331	$383	$340	$346	$354	$1,341	$1,424

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	4.5%	1.2%	0.9%	—%	10.7%	2.1%	4.8%	6.9%	1.7%	6.2%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations(a)	4.9%	1.2%	0.7%	—%	(3.6)%	(0.7)%	1.5%	2.7%	1.6%	(0.1)%
Organic Contribution to Site Rental Billings(a)	4.9%	1.2%	0.7%	—%	10.2%	0.4%	2.8%	4.5%	1.6%	4.6%
(a)See "Non-GAAP Measures and Other Information" for our definitions of site rental billings, core leasing activity, non-renewals, Sprint Cancellations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations.
(b)Reflects payments received and non-renewals associated with Sprint Cancellations of $8 million and $2 million, respectively, in the fourth quarter 2023 and payments received and non-renewals associated with Sprint Cancellations of $66 million and $7 million, respectively, in full year 2023.
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, until the one-year anniversary of such acquisitions.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

FIBER SEGMENT PORTFOLIO HIGHLIGHTS
(as of December 31, 2023)
Number of route miles of fiber (in thousands)	90
Number of small cells on air or under contract (in thousands)	115
Remaining contracted tenant receivables (in billions)(a)	$5
Weighted average remaining tenant contract term (years)(a)(b)	4

FIBER SEGMENT CASH YIELD ON INVESTED CAPITAL(c)
(as of December 31, 2023; dollars in millions)	Q4 2023 LQA	Q4 2022 LQA
Segment site rental gross margin(d)	$1,424	$1,324
Less: Amortization of prepaid rent	(300)	(260)
Less: Straight-lined revenues	(8)	(4)
Add: Straight-lined expenses	—	—
Add: Indirect labor costs(e)	110	129
Numerator	$1,226	$1,189

Segment net investment in property and equipment(f)	$9,539	$8,716
Segment investment in site rental contracts and tenant relationships	3,290	3,290
Segment investment in goodwill(g)	4,080	4,080
Segment Net Invested Capital(c)	$16,909	$16,086

Segment Cash Yield on Invested Capital(c)	7.3%	7.4%

FIBER SOLUTIONS REVENUE MIX
(as of December 31, 2023)	Percentage of Q4 2023 LQA Site Rental Revenues
Carrier(h)	36%
Education	14%
Healthcare	11%
Financial Services	7%
Other	32%
Total	100%

(a)Excludes renewal terms at tenants' option.
(b)Weighted by site rental revenues.
(c)See "Non-GAAP Measures and Other Information" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital and Segment Net Invested Capital.
(d)See "Segment Operating Results" and "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, segment site rental gross margin.
(e)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its Fiber segment that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents Segment Cash Yield on Invested Capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(f)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(g)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(h)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$105	$156
Restricted cash	171	166
Receivables, net	481	593
Prepaid expenses	103	102
Deferred site rental receivables	116	127
Other current assets	56	73
Total current assets	1,032	1,217
Deferred site rental receivables	2,239	1,954
Property and equipment, net	15,666	15,407
Operating lease right-of-use assets	6,187	6,526
Goodwill	10,085	10,085
Other intangible assets, net	3,179	3,596
Other assets, net	139	136
Total assets	$38,527	$38,921

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$252	$236
Accrued interest	219	183
Deferred revenues	605	736
Other accrued liabilities	342	407
Current maturities of debt and other obligations	835	819
Current portion of operating lease liabilities	332	350
Total current liabilities	2,585	2,731
Debt and other long-term obligations	22,086	20,910
Operating lease liabilities	5,561	5,881
Other long-term liabilities	1,914	1,950
Total liabilities	32,146	31,472
Commitments and contingencies
Stockholders' equity:
Common stock, 0.01 par value; 1,200 shares authorized; shares issued and outstanding: December 31, 2023—434 and December 31, 2022—433	4	4
Additional paid-in capital	18,270	18,116
Accumulated other comprehensive income (loss)	(4)	(5)
Dividends/distributions in excess of earnings	(11,889)	(10,666)
Total equity	6,381	7,449
Total liabilities and equity	$38,527	$38,921

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2023	2022	2023	2022
Net revenues:
Site rental	$1,603	$1,578	$6,532	$6,289
Services and other	71	186	449	697
Net revenues	1,674	1,764	6,981	6,986
Operating expenses:
Costs of operations:(a)
Site rental	407	400	1,664	1,602
Services and other	48	122	316	466
Selling, general and administrative	178	192	759	750
Asset write-down charges	3	8	33	34
Acquisition and integration costs	—	1	1	2
Depreciation, amortization and accretion	439	431	1,754	1,707
Restructuring charges	13	—	85	—
Total operating expenses	1,088	1,154	4,612	4,561
Operating income (loss)	586	610	2,369	2,425
Interest expense and amortization of deferred financing costs, net	(223)	(192)	(850)	(699)
Gains (losses) on retirement of long-term obligations	—	—	—	(28)
Interest income	5	2	15	3
Other income (expense)	(2)	(5)	(6)	(10)
Income (loss) before income taxes	366	415	1,528	1,691
Benefit (provision) for income taxes	(5)	(2)	(26)	(16)
Net income (loss)	$361	$413	$1,502	$1,675

Net income (loss), per common share:
Basic	$0.84	$0.95	$3.46	$3.87
Diluted	$0.83	$0.95	$3.46	$3.86
Weighted-average common shares outstanding:
Basic	434	433	434	433
Diluted	434	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
(in millions)	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,502	$1,675
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,754	1,707
(Gains) losses on retirement of long-term obligations	—	28
Amortization of deferred financing costs and other non-cash interest	29	17
Stock-based compensation expense, net	157	156
Asset write-down charges	33	34
Deferred income tax (benefit) provision	8	3
Other non-cash adjustments, net	14	5
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(243)	(286)
Decrease (increase) in assets	(128)	(461)
Net cash provided by (used for) operating activities	3,126	2,878
Cash flows from investing activities:
Capital expenditures	(1,424)	(1,310)
Payments for acquisitions, net of cash acquired	(96)	(35)
Other investing activities, net	1	(7)
Net cash provided by (used for) investing activities	(1,519)	(1,352)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,843	748
Principal payments on debt and other long-term obligations	(79)	(74)
Purchases and redemptions of long-term debt	(750)	(1,274)
Borrowings under revolving credit facility	3,613	3,495
Payments under revolving credit facility	(4,248)	(2,855)
Net borrowings (repayments) under commercial paper program	(1,241)	976
Payments for financing costs	(39)	(14)
Purchases of common stock	(30)	(65)
Dividends/distributions paid on common stock	(2,723)	(2,602)
Net cash provided by (used for) financing activities	(1,654)	(1,665)
Net increase (decrease) in cash, cash equivalents and restricted cash	(47)	(139)
Effect of exchange rate changes on cash	1	—
Cash, cash equivalents and restricted cash at beginning of period	327	466
Cash, cash equivalents and restricted cash at end of period	$281	$327
Supplemental disclosure of cash flow information:
Interest paid	800	684
Income taxes paid (refunded)	18	10

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Segment site rental revenues	$1,079	$524		$1,603	$1,086	$492		$1,578
Segment services and other revenues	65	6		71	183	3		186
Segment revenues	1,144	530		1,674	1,269	495		1,764
Segment site rental costs of operations	231	168		399	230	161		391
Segment services and other costs of operations	42	4		46	117	2		119
Segment costs of operations(a)(b)	273	172		445	347	163		510
Segment site rental gross margin(c)	848	356		1,204	856	331		1,187
Segment services and other gross margin(c)	23	2		25	66	1		67
Segment selling, general and administrative expenses(b)	19	47		66	30	50		80
Segment operating profit(c)	852	311		1,163	892	282		1,174
Other selling, general and administrative expenses(b)			$87	87			$84	84
Stock-based compensation expense, net			31	31			36	36
Depreciation, amortization and accretion			439	439			431	431
Restructuring charges			13	13			—	—
Interest expense and amortization of deferred financing costs, net			223	223			192	192
Other (income) expenses to reconcile to income (loss) before income taxes(d)			4	4			16	16
Income (loss) before income taxes				$366				$415
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $6 million and $8 million for the three months ended December 31, 2023 and 2022, respectively and (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended December 31, 2023 and 2022. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $25 million and $28 million for the three months ended December 31, 2023 and 2022, respectively.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2023				Twelve Months Ended December 31, 2022
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Segment site rental revenues	$4,313	$2,219		$6,532	$4,322	$1,967		$6,289
Segment services and other revenues	421	28		449	685	12		697
Segment revenues	4,734	2,247		6,981	5,007	1,979		6,986
Segment site rental costs of operations	943	686		1,629	918	650		1,568
Segment services and other costs of operations	294	12		306	447	9		456
Segment costs of operations(a)(b)	1,237	698		1,935	1,365	659		2,024
Segment site rental gross margin(c)	3,370	1,533		4,903	3,404	1,317		4,721
Segment services and other gross margin(c)	127	16		143	238	3		241
Segment selling, general and administrative expenses(b)	104	194		298	115	190		305
Segment operating profit(c)	3,393	1,355		4,748	3,527	1,130		4,657
Other selling, general and administrative expenses(b)			$333	333			$317	317
Stock-based compensation expense, net			157	157			156	156
Depreciation, amortization and accretion			1,754	1,754			1,707	1,707
Restructuring charges			85	85			—	—
Interest expense and amortization of deferred financing costs, net			850	850			699	699
Other (income) expenses to reconcile to income (loss) before income taxes(d)			41	41			87	87
Income (loss) before income taxes				$1,528				$1,691
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense, net of $29 million and $28 million for the twelve months ended December 31, 2023 and 2022, respectively, and (2) prepaid lease purchase price adjustments of $16 million for each of the twelve months ended December 31, 2023 and 2022. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense, net of $128 million for each of the twelve months ended December 31, 2023 and 2022.
(c)See "Non-GAAP Measures and Other Information" for a discussion and our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX

NON-GAAP MEASURES AND OTHER INFORMATION
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations, Net Debt, Net Debt to Last Quarter Annualized Adjusted EBITDA, Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs.
In addition to the non-GAAP financial measures used herein, we also provide segment site rental gross margin, segment services and other gross margin and segment operating profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Billings is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations, which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact for Sprint Cancellations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
•Net Debt to Last Quarter Annualized Adjusted EBITDA is useful to investors or other interested parties, specifically credit rating agencies, in analyzing our operating performance in the context of targeted financial leverage. Management uses Net Debt to Last Quarter Annualized Adjusted EBITDA in assessing our leverage. Net Debt to Last Quarter Annualized Adjusted EBITDA is not meant as an alternative to GAAP measures such as debt and net income (loss) computed in accordance with GAAP. Net Debt to Last Quarter Annualized Adjusted EBITDA should be considered only as a supplement in understanding and assessing our leverage.
•Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are not meant as alternatives to GAAP measures such as revenues, operating income, segment site rental gross margin, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and stock-based compensation expense, net.
AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings as the sum of the change in site rental revenues related to core leasing activity, escalators and payments for Sprint Cancellations, less non-renewals of tenant contracts and non-renewals associated with Sprint Cancellations. Additionally, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations reflects Organic Contribution to Site Rental Billings less payments for Sprint Cancellations, plus non-renewals associated with Sprint Cancellations.
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net; less cash, cash equivalents and restricted cash.
Net Debt to Last Quarter Annualized Adjusted EBITDA. We define Net Debt to Last Quarter Annualized Adjusted EBITDA as Net Debt divided by the most recent quarter's Adjusted EBITDA multiplied by four.
Consolidated Invested Capital. We define Consolidated Invested Capital as the historical gross investment in (1) property and equipment (excluding the impact of construction in process), (2) site rental contracts and tenant relationships and (3) goodwill.
Consolidated Return on Invested Capital. We define Consolidated Return on Invested Capital as Adjusted EBITDA less cash taxes paid divided by Consolidated Invested Capital.
Segment Net Invested Capital. We define Segment Net Invested Capital as the investment in (1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings), reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions), (2) site rental contracts and tenant relationships, and (3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as segment site rental gross margin adjusted for the impacts of (1) amortization of prepaid rent, (2) straight-lined revenues, (3) straight-lined expenses and (4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense, net and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense, net recorded in consolidated services and other costs of operations.
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, less segment selling, general and administrative expenses.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Information
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP and (2) payments for Sprint Cancellations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
Sprint Cancellations. We define Sprint Cancellations as lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical Adjusted EBITDA:

	2022				2023				Twelve Months Ended December 31,
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2022
Net income (loss)	$421	$421	$419	$413	$418	$445	$265	$361	$1,502	$1,675
Adjustments to increase (decrease) net income (loss)
Asset write-down charges	14	9	3	8	—	22	8	3	33	34
Acquisition and integration costs	—	1	—	1	—	1	—	—	1	2
Depreciation, amortization and accretion	420	427	430	431	431	445	439	439	1,754	1,707
Restructuring charges	—	—	—	—	—	—	72	13	85	—
Amortization of prepaid lease purchase price adjustments	4	4	4	4	4	4	4	4	16	16
Interest expense and amortization of deferred financing costs, net(a)	164	165	177	192	202	208	217	223	850	699
(Gains) losses on retirement of long-term obligations	26	—	2	—	—	—	—	—	—	28
Interest income	—	—	(1)	(2)	(2)	(5)	(3)	(5)	(15)	(3)
Other (income) expense	1	2	2	5	3	2	—	2	6	10
(Benefit) provision for income taxes	6	5	3	2	7	7	7	5	26	16
Stock-based compensation expense, net	39	44	38	36	41	50	36	31	157	156
Adjusted EBITDA(b)(c)	$1,095	$1,078	$1,077	$1,090	$1,104	$1,188	$1,047	$1,076	$4,415	$4,340
Reconciliation of Outlook for Adjusted EBITDA:

(in millions; totals may not sum due to rounding)	Full Year 2024 Outlook(e)
Net income (loss)	$1,213	to	$1,293
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$42	to	$52
Acquisition and integration costs	$0	to	$6
Depreciation, amortization and accretion	$1,680	to	$1,775
Restructuring charges	$0	to	$15
Amortization of prepaid lease purchase price adjustments	$15	to	$17
Interest expense and amortization of deferred financing costs, net(d)	$933	to	$978
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(12)	to	$(11)
Other (income) expense	$0	to	$9
(Benefit) provision for income taxes	$20	to	$28
Stock-based compensation expense, net	$142	to	$146
Adjusted EBITDA(b)(c)	$4,138	to	$4,188
(a)See the reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(b)See discussion and our definition of Adjusted EBITDA in this "Non-GAAP Measures and Other Information."
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(e)As issued on January 24, 2024.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical FFO and AFFO:

(in millions; totals may not sum due to rounding)	2022				2023				Twelve Months Ended December 31,
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2022
Net income (loss)	$421	$421	$419	$413	$418	$455	$265	$361	$1,502	$1,675
Real estate related depreciation, amortization and accretion	408	412	416	417	417	424	425	426	1,692	1,653
Asset write-down charges	14	9	3	8	—	22	8	3	33	34
FFO(a)(b)	$843	$842	$838	$838	$835	$901	$698	$790	$3,227	$3,362
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434	434	434	434

FFO (from above)	$843	$842	$838	$838	$835	$901	$698	$790	$3,227	$3,362
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(116)	(120)	(90)	(85)	(83)	(80)	(59)	(51)	(274)	(410)
Straight-lined expenses	19	19	18	18	20	18	18	17	73	73
Stock-based compensation expense, net	39	44	38	36	41	50	36	31	157	156
Non-cash portion of tax provision	5	(3)	2	2	9	(6)	4	—	8	6
Non-real estate related depreciation, amortization and accretion	12	15	14	14	14	21	14	13	62	54
Amortization of non-cash interest expense	4	4	3	3	4	4	3	3	14	14
Other (income) expense	1	2	2	5	3	2	—	2	6	10
(Gains) losses on retirement of long-term obligations	26	—	2	—	—	—	—	—	—	28
Acquisition and integration costs	—	1	—	1	—	1	—	—	1	2
Restructuring charges	—	—	—	—	—	—	72	13	85	—
Sustaining capital expenditures	(21)	(21)	(23)	(30)	(15)	(18)	(21)	(28)	(83)	(95)
AFFO(a)(b)	$812	$783	$804	$802	$828	$891	$767	$790	$3,277	$3,200
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434	434	434	434

(a)See discussion and our definitions of FFO and AFFO in this "Non-GAAP Measures and Other Information."
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Historical FFO and AFFO per share:

(in millions, except per share amounts; totals may not sum due to rounding)	2022				2023				Twelve Months Ended December 31,
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2023	2022
Net income (loss)	$0.97	$0.97	$0.97	$0.95	$0.96	$1.05	$0.61	$0.83	$3.46	$3.86
Real estate related depreciation, amortization and accretion	0.94	0.94	0.96	0.96	0.96	0.98	0.98	0.98	3.90	3.81
Asset write-down charges	0.03	0.03	0.01	0.02	—	(0.05)	0.02	0.01	0.08	0.08
FFO(a)(b)	$1.94	$1.94	$1.93	$1.93	$1.92	$2.08	$1.61	$1.82	$7.43	$7.75
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434	434	434	434

FFO (from above)	$1.94	$1.94	$1.93	$1.93	$1.92	$2.08	$1.61	$1.82	$7.43	$7.75
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(0.27)	(0.28)	(0.21)	(0.20)	(0.19)	(0.18)	(0.14)	(0.12)	(0.63)	(0.94)
Straight-lined expenses	0.04	0.04	0.04	0.04	0.05	0.04	0.04	0.04	0.17	0.17
Stock-based compensation expense, net	0.09	0.10	0.09	0.08	0.09	0.12	0.08	0.07	0.36	0.36
Non-cash portion of tax provision	0.01	(0.01)	—	—	0.02	(0.01)	0.01	—	0.02	0.01
Non-real estate related depreciation, amortization and accretion	0.03	0.03	0.03	0.03	0.03	0.05	0.03	0.03	0.14	0.12
Amortization of non-cash interest expense	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.03	0.03
Other (income) expense	0.01	0.01	—	0.01	0.01	—	—	—	0.01	0.02
(Gains) losses on retirement of long-term obligations	0.06	—	—	—	—	—	—	—	—	0.06
Acquisition and integration costs	—	0.01	—	—	—	—	—	—	—	0.01
Restructuring charges	—	—	—	—	—	—	0.17	0.03	0.20	—
Sustaining capital expenditures	(0.05)	(0.05)	(0.05)	(0.07)	(0.03)	(0.04)	(0.05)	(0.06)	(0.19)	(0.22)
AFFO(a)(b)	$1.87	$1.81	$1.85	$1.85	$1.91	$2.05	$1.77	$1.82	$7.55	$7.38
Weighted-average common shares outstanding—diluted	434	434	434	434	434	434	434	434	434	434
(a)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Outlook for FFO and AFFO:

(in millions; totals may not sum due to rounding)	Full Year 2024 Outlook(c)
Net income (loss)	$1,213	to	$1,293
Real estate related depreciation, amortization and accretion	$1,634	to	$1,714
Asset write-down charges	$42	to	$52
FFO(a)(b)	$2,951	to	$2,996
Weighted-average common shares outstanding—diluted	435

FFO (from above)	$2,951	to	$2,996
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(197)	to	$(177)
Straight-lined expenses	$55	to	$75
Stock-based compensation expense, net	$142	to	$146
Non-cash portion of tax provision	$2	to	$17
Non-real estate related depreciation, amortization and accretion	$46	to	$61
Amortization of non-cash interest expense	$9	to	$19
Other (income) expense	$0	to	$9
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$0	to	$6
Restructuring charges	$0	to	$15
Sustaining capital expenditures	$(85)	to	$(65)
AFFO(a)(b)	$2,980	to	$3,030
Weighted-average common shares outstanding—diluted	435
Reconciliation of Current Outlook for FFO and AFFO per share:

(in millions, except per share amounts; totals may not sum due to rounding)	Full Year 2024 Outlook Per Share(c)
Net income (loss)	$2.79	to	$2.97
Real estate related depreciation, amortization and accretion	$3.76	to	$3.94
Asset write-down charges	$0.10	to	$0.12
FFO(a)(b)	$6.78	to	$6.89
Weighted-average common shares outstanding—diluted	435

FFO (from above)	$6.78	to	$6.89
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(0.45)	to	$(0.41)
Straight-lined expenses	$0.13	to	$0.17
Stock-based compensation expense, net	$0.33	to	$0.34
Non-cash portion of tax provision	$0.00	to	$0.04
Non-real estate related depreciation, amortization and accretion	$0.11	to	$0.14
Amortization of non-cash interest expense	$0.02	to	$0.04
Other (income) expense	$0.00	to	$0.02
(Gains) losses on retirement of long-term obligations	$0.00	to	$0.00
Acquisition and integration costs	$0.00	to	$0.01
Restructuring charges	$0.00	to	$0.03
Sustaining capital expenditures	$(0.20)	to	$(0.15)
AFFO(a)(b)	$6.85	to	$6.97
Weighted-average common shares outstanding—diluted	435
(a)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information".
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)As issued on January 24, 2024.

Crown Castle Inc.
Fourth Quarter 2023

COMPANY OVERVIEW	OUTLOOK	CONSOLIDATED FINANCIALS	CAPITALIZATION OVERVIEW	TOWERS SEGMENT	FIBER SEGMENT	APPENDIX
Reconciliation of Net Debt and Calculation of Net Debt to Last Quarter Annualized Adjusted EBITDA:

(as of December 31, 2023; dollars in millions)
Total debt and other obligations (current and non-current)	$22,921
Unamortized adjustments, net	172
Total face value of debt	23,093
Less: Ending cash, cash equivalents and restricted cash	281
Net Debt(a)	$22,812

Adjusted EBITDA for the three months ended December 31, 2023(a)	$1,076
Last quarter annualized Adjusted EBITDA(a)	4,304
Net debt to Last Quarter Annualized Adjusted EBITDA(a)	5.3	x
(a)See discussion and our definitions of Net Debt and Net Debt to Last Quarter Adjusted EBITDA in this "Non-GAAP Measures and Other Information."